UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2009

NALCO HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32342	16-1701300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Nalco Holding Company (the “Company”) suspended its annual merit salary increase program for 2009. As previously reported, the Company implemented a Productivity Success Payments program that permits lump-sum payments upon achieving cost savings and productivity targets for the first half of the year and for the full year of 2009. Total Productivity Success Payments globally for the first half of the year are $12.7 million for achieving cost and productivity savings of $71 million, which includes $53 million of sustainable, ongoing savings and $18 million of one-time savings. As a result, payments to employees paid in the United States, including executive management and named executive officers, are equal to 2.07 percent of 2008 base salary. The target for savings for the full year 2009 is $150 million and any Productivity Success Payments earned from July through December will be made in the first quarter of 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary

Date: August 14, 2009